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     SETTLEMENT AGREEMENT AND GENERAL RELEASE


I.   PARTIES

     The Parties to this Agreement are:

     A.   John F. Dorn, referred to as "Dorn"; and

     B.   Forest Oil Corporation, referred to as "FOC".


II.  RECITALS

     A.   Dorn was employed by FOC from September 1, 1973 to
March 31, 1994.  Dorn resigned as a Director, Vice President and
Chief Operating Officer.

     B. Disagreements have arisen between the parties relating to Dorn's employment and separation of employment.

     C. The parties hereto desire to settle all claims and controversies between them under the terms and conditions of this Agreement. The parties, by entering into this Agreement, do not admit to any liability for any wrongdoing whatsoever.


III. COVENANTS

     In consideration of the mutual covenants set forth below and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

     A. Dorn, for himself, and assigns, of his own free will, does hereby voluntarily release and forever discharge FOC and all related entities, affiliated companies, parents, subsidiaries, divisions, insurers, successors, predecessors, past and present directors, officers and employees, assigns, agents, attorneys and representatives, both individually and in their official capacities, from any and all claims, actions or causes of action, suits, charges, complaints, contracts, agreements and promises, judgments, damages, losses, claims, liabilities and demands (including any claims or demands for attorneys fees), whatsoever, in law or equity, which he or his assigns may now have or hereafter can, shall or may have for any reason or cause whatsoever, including but not limited to any and all matters arising from or related to or attributable to his employment and separation from employment by FOC, and any acts or omissions of the persons listed above on or prior to the date of this Agreement, including but not limited to the following:

          1.   Age discrimination brought pursuant to the Age
Discrimination in Employment Act, 29 U.S.C. (section) 621, et seq., or other similar or related state or federal statute;

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          2.   Sex, race, national origin, or religion
discrimination brought pursuant to Title VII of the Civil Rights
Act of 1964, 42 U.S.C. (section) 2000(e), et seq., or any other similar or related state or federal statute;

          3.   Any claim brought pursuant to the Employee
Retirement and Income Security Act (ERISA), 29 U.S.C. (section) 1101, et seq., or any other similar or related state or federal statute;

          4. Any claim brought pursuant to the Americans with Disabilities Act of 1990, or any other similar or related state or federal statute;

          5.   Any civil rights, anti-discrimination,
constitutional, statutory or state claim based upon discrimination, or any contract or tort claim based upon known or unknown facts arising out of his employment or termination of employment with FOC;

          6. Any other alleged violation of any local, state or federal law, regulation or ordinance, and/or public policy, contract (including, but not limited to, employment contracts) or tort law (including, but not limited to wrongful termination or defamation) against FOC, their affiliated companies, parents, subsidiaries, successors, predecessors, assigns, etc., their officers, employees and agents, both individually and in their official capacities.

          7. None of the provisions of this Settlement Agreement and General Release are intended in any way to affect the vesting and/or payment of Dorn's 401(k) or pension rights, or any rights vested in that certain Executive Severance Agreement dated _____________________________________, by and between John
F. Dorn and FOC, except as otherwise provided herein.

     B. FOC, for itself and all related entities, affiliated companies, parents, subsidiaries, divisions, insurers, successors, predecessors, and to the extent FOC has the authority to do so, past and present directors, officers and employees, assigns, agents, attorneys and representatives, in their official capacities, of its own free will, does hereby voluntarily release and forever discharge Dorn from any and all claims, actions or causes of action, suits, charges, complaints, contracts, agreements and promises, judgments, damages, losses, claims, liabilities and demands (including any claims or demands for attorneys fees), whatsoever, in law or equity, which it may now have or hereafter can, shall or may have for any reason or cause whatsoever, including but not limited to any and all matters arising from or related to or attributable to Dorn's employment and separation from employment with FOC.

     C. Dorn represents that he has not filed any complaints, claims, or actions against FOC, its officers, agents, directors, supervisors, employees, or representatives with any state, federal or local agency or court and that he will not do so at any time hereafter and that if any agency or court assumes jurisdiction of any complaint, claim, or action against FOC or its affiliated companies or any of its officers, agents, directors, supervisors, employees, or representatives on behalf of Dorn, he will direct that agency or court to withdraw from or dismiss with prejudice the matter or any and all matters arising from or related to or attributable

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to his employment and separation from employment with FOC, and acts or omissions by the persons listed above on or prior to the date of this Agreement.

     D. Dorn covenants not to commence any action, administrative or otherwise, against FOC or any other person released under this Agreement for damages or losses for any reason or theory whatsoever, based upon acts or omissions of FOC, its agents, or past or present employees occurring on or prior to the date of this Agreement, or upon any act or omission in connection with his employment and separation of employment from FOC.

     E. Dorn hereby expressly represents (except as provided for herein) that he has tendered back to FOC everything of material value belonging to FOC including policy handbooks, procedure manuals, and any written materials belonging to FOC in addition to his means of access to the building to FOC.

     F. Dorn and FOC understand and agree that this Agreement extends to all claims of every kind and nature, past or present, arising from or attributable to any act or omission of Dorn, FOC or any person listed in Paragraphs III.A. or B. above.

     G. Dorn and FOC understand and expressly agree that this Agreement shall bind and benefit the personal representatives, successors and assigns of each of the parties.

     H. In further consideration of Dorn's execution of this Settlement Agreement and General Release, FOC, through the undersigned authorized agent, acting for itself, its successors, and assigns, does hereby agree to indemnify, defend and hold Dorn harmless from any claims, demands, actions and causes of action of whatsoever nature and character which have or may hereafter be asserted by any person, firm, corporation or agency claiming damages or any other relief as a result of any action Dorn may have taken or failed to have taken while acting within the scope of Dorn's employment at FOC; provided however, that this provision expressly does not apply to any act or failure to act of Dorn based upon his alleged intentional or willful violation of any law, rule or regulation, federal or state, or of any FOC policy or procedure, nor does it apply to any alleged acts of material misconduct or gross negligence.

     I. In consideration for the foregoing, FOC agrees as follows:

          1. Dorn shall receive as severance the payment of $500,010.00 (payable in 30 equal monthly installments, less applicable taxes) in lieu of any payments under paragraph 3 under the Executive Severance Agreement.

          2. Immediate full vesting in all stock options shall be granted to Dorn with a ten-year limit on exercise from date of grant.

          3. Full vesting and immediate payment in 1994 shall be made to Dorn of the balance of the 1992 Incentive Bonus Plan payment awarded in 1993.

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          4.   Full vesting and immediate payment shall be made
to Dorn of any 1993 Incentive Bonus Plan payment awarded in 1994.

          5.   Dorn shall continue participation in the Executive
Overriding Royalty Bonus Program until April 1, 1994, and any extensions or renewals of assignments made pursuant to said program.

          6. Full and immediate vesting to Dorn in the Executive Life Insurance Plan "Split Dollar Policy" dated
December 27, 1991, and any payments due thereunder shall be made by FOC at no cost to Dorn.

          7. FOC shall transfer to Dorn (at no cost to Dorn) ownership of the Company Vehicle #3104, 1993 Chevy Suburban
(taxable value to be determined).

          8. Dorn shall receive the free use of Barry Emeson's accounting services for a period of one year ending April 1, 1995.

          9. Dorn shall receive (at no cost to Dorn) financial planning and estate planning which have been commenced prior to April 1, 1994.

          10. FOC shall transfer to Dorn (at no cost to Dorn) the personal computer and office furniture located in his office (taxable value of $1,200.00). FOC will provide to Dorn sufficient time and secretarial support to implement the move of these items to a new office location. FOC will pay the cost of the moving expenses to the new office.

          11. If within two years of April 1, 1994, Dorn decides to relocate from Colorado and sell his home, FOC will purchase the home and will pay the cost of moving expenses all within the policy of FOC.

          12. Dorn will receive medical and dental benefit plans for Dorn and those of his dependents (including his spouse) at no cost for the period of 30 months as provided in the Executive
Severance Agreement.

     J. FOC agrees to permit Dorn to be credited with 2582.893 shares of FOC stock at no cost to Dorn.

     K. Dorn represents that he has made no assignment of any rights asserted against FOC.

     L. The parties agree that this Agreement, and the terms and conditions of the settlement, as well as the negotiations leading to the settlement, shall remain confidential, and shall not be voluntarily disclosed to any person other than necessary taxing authorities, Dorn's attorneys or accountants or other professional advisors, and to the extent necessary for the reasonable internal purposes of FOC and applicable securities laws. Further, disclosures required by subpoena or other mandatory court or governmental agency will not violate this provision.

     M. The parties hereto represent and acknowledge that in executing this Agreement they do not rely and have not relied upon any representation or statement made by any of the parties or by any of the parties' agents or representatives with regard to the subject matter, basis, or effect of this Agreement or otherwise, other than those specifically stated in this written Agreement.

     N. Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal, invalid, or unenforceable, the legality, validity, and enforceability of the remaining parts, terms, or provisions shall not be affected thereby, and said illegal, unenforceable, or invalid part, term, or provision shall be deemed not to be a part of this Agreement.

     O. This Agreement sets forth the agreement between the parties hereto and fully supersedes any and all prior agreements or understandings, written or oral, between the parties hereto pertaining to the subject matter hereof. This Agreement shall not be deemed to alter or affect the agreement of the parties as to that certain Purchase and Sale Agreement of even date herewith.

     P. Dorn represents and agrees that he has reviewed all aspects of this Agreement with his attorney, that he has carefully read and fully understands all the provisions of this Agreement, and that he is voluntarily entering into this Agreement.

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Date:_______________________  ________________________________
                              John F. Dorn

COUNTY OF_______________ )
                         ) ss.
STATE OF________________ )

     Subscribed and sworn to before me this ___________ day of ________________, 1994, by John F. Dorn.

                                   __________________________
                                   Notary Public
                                   Address:__________________

                                   __________________________


     My commission expires: ________________.





                                   FOREST OIL CORPORATION


Date:  ____________________        _____________________________
                                   By:

COUNTY OF _____________  )
                         ) ss.
STATE OF ______________  )

     Subscribed and sworn to before me this __________ day of ________________, 1994, by __________________________________,
as agent for Forest Oil Corporation.

                                   __________________________
                                   Notary Public
                                   Address: _________________

                                   __________________________



     My commission expires: ________________.

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READ AND APPROVED AS TO FORM:      READ AND APPROVED AS TO FORM:

                                   MILLER & STEIERT, P.C.



_____________________________      ____________________________
                                   Kathryn E. Miller, Esq.
Attorney for John F. Dorn          Attorney for FOC

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                    AGE DISCRIMINATION WAIVER

     I, John F. Dorn, with the advice of my attorney, ____________________, and as part of my settlement of all claims against Forest Oil Corporation, FOREVER WAIVE ANY AND ALL CLAIMS under the Federal Age Discrimination in Employment Act, as amended.

     I understand that I am not waiving or releasing any rights or claims that might arise after the date of this Waiver.

     This Waiver, and the Settlement Agreement and General
Release to which this Waiver is attached, were given to me for my review on _____________________, 1994, and were understood by me in their entirety. I am waiving any and all rights under the Age
Discrimination in Employment Act.

     I acknowledge that I have 21 days to consider this Waiver and the Settlement Agreement and General Release, and that if I sign them, I will have seven days to reconsider and revoke them if I wish. I will receive the consideration from Forest Oil Corporation on the eighth day following the date that I sign this document. I am receiving value under the Waiver and Settlement Agreement and General Release beyond what I am entitled to under the policies of Forest Oil Corporation.

     I also acknowledge that this is a legal document, and that I have consulted with an attorney before signing this. My attorney is __________________________________. I am signing this Waiver knowingly and voluntarily, without any coercion or duress.


Date:____________________          __________________________
                                   John F. Dorn

COUNTY OF ______________ )
                         ) ss.
STATE OF _______________ )

     Subscribed and sworn to before me this _________ day of ________________, 1994, by John F. Dorn.

                              _____________________________
                              Notary Public
                              Address: ____________________

                              _____________________________


     My commission expires:_________________.

                 ACKNOWLEDGEMENT OF JOHN F. DORN

     I, John F. Dorn, have read the foregoing Settlement Agreement and General Release, and all exhibits thereto, and have reviewed this with my counsel. All of my questions concerning this Agreement have been answered by my counsel. I execute this Agreement freely, without coercion or duress, and with a full and complete understanding of its meaning.


Date: __________________      _______________________________
                              John F. Dorn

COUNTY OF ______________ )
                         ) ss.
STATE OF _______________ )

     Subscribed and sworn to before me this __________ day of ________________, 1994, by John F. Dorn.

                              _______________________________
                              Notary Public
                              Address: ______________________

                              _______________________________

     My commission expires: ________________.